Exhibit 5.1


                         June 1, 2001



Board of Directors
D&E Communications, Inc.
Brossman Business Complex
124 East Main Street
Ephrata, PA  17522

Re:  Registration Statement on Form S-8
     2001 Stock Compensation Plan for Non-Employee Directors

Ladies and Gentlemen:

     We have acted as counsel to D&E Communications, Inc., a Pennsylvania corporation ("D&E"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 15,000 shares of common stock, par value $0.16 per share of D&E (the "Common Stock") reserved for issuance pursuant to the 2001 Stock Compensation Plan and Policy for Non-Employee Directors of D&E Communications, Inc. (the "Plan"). In such capacity, we have reviewed the following:

     1.  The Articles of Incorporation of D&E;

     2.  The Bylaws of D&E;

     3. The Registration Statement on Form S-8 with respect to the Plan (the "Registration Statement") filed by D&E with the Securities and Exchange Commission (the "SEC") pursuant to the
Securities Act;

     4. Proceedings of the Board of Directors of D&E relating to the adoption of the Plan and the authorization, execution and filing of the Registration Statement; and

     5.  The Plan.

     Based upon the foregoing, it is our opinion that when the Common Stock is issued and delivered pursuant to the terms of the Plan, such shares of Common Stock will be validly issued, fully paid and nonassessable.

     We hereby consent to be named in the Registration Statement as counsel which has passed upon the legality of the shares of Common Stock to be issued pursuant to the Plan. We further consent to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC thereunder.

                                    STEVENS  & LEE,
                                    a Professional Corporation

                                    /s/ Stevens & Lee